SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2011

GAIN CAPITAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35008	20-4568600
(Commission File Number)	(IRS Employer Identification No.)

Bedminster One 135 Route 202/206 Bedminster, New Jersey	01887
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 731-0700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 20, 2011, GAIN Capital Holdings, Inc. ( the “Company”), and Deutsche Bank AG, acting through its London Branch (“Deutsche Bank”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) whereby certain assets relating to Deutsche Bank’s online foreign exchange trading service (the “Business”) will be transferred from Deutsche Bank to the Company or its controlled affiliates (the “Transaction”).

The Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the Purchase Agreement (i) Deutsche Bank will transfer the account balances of consenting customers to the Company or its controlled affiliates, (ii) Deutsche Bank will provide the Company with certain other assets related to the Business and (iii) effective as of the closing date of the Transaction, the Company will assume liabilities associated with the transferred account balances and open positions of the transferring customers and other transferred assets.

The consideration to be received by Deutsche Bank in connection with the Transaction is (i) an amount, subject to a contractual minimum, calculated by reference to the contract volume generated by the transferring customers on any retail foreign exchange trading platform operated by the Company or any of its controlled affiliates for a period of two years following the closing of the Transaction and (ii) additional payments from certain new accounts that are (A) referred to the Company or any of its controlled affiliates from Deutsche Bank’s online “dbFX” retail foreign exchange trading platform or website or (B) otherwise sourced by the Company or any of its controlled affiliates from Deutsche Bank.

Consummation of the Transaction is subject to certain conditions, including (i) the absence of any law or order prohibiting the closing, (ii) the obtaining of all necessary consents and approvals of relevant governmental entities for the performance of each parties’ obligations under the Purchase Agreement, (iii) subject to certain exceptions, the accuracy of representations and warranties and (iv) certain other customary closing conditions. The transaction is expected to be completed by May 31, 2011.

The Purchase Agreement contains certain termination rights for both the Company and Deutsche Bank, including a right to terminate the Purchase Agreement by mutual written consent of the parties and unilateral termination rights for each party in the event that the closing does not occur by August 1, 2011.

The foregoing description of the Purchase Agreement is merely a summary of certain material provisions of the Purchase Agreement.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release issued by GAIN Capital Holdings, Inc., dated April 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIN Capital Holdings, Inc.

Date: April 26, 2011	By:	/s/ Henry Lyons
Name: Henry Lyons
Title: Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by GAIN Capital Holdings, Inc., dated April 21, 2011